Ordered in the Southern District of Florida on March 21, 2006.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
WEST PALM BEACH DIVISION
www.flsb.uscourts.gov

IN RE:                                       CASE NO. 04-35435-BKC-SHF
eCom eCom.com, Inc.                          CHAPTER 11
Debtor.
________________________

CERTIFICATE OF SERVICE

      I HEREBY CERTIFY that a true and correct copy of the Order Granting
Debtor-In-Possession's Ex-Parte Motion For Reconsideration Of Order
Disapproving Employment Of Debtor's Auditors Nunc Pro Tunc To November 29,
2004 And for Entry Of An Order Approving Retention Of Auditors was served via
U.S. mail to all parties listed on the attached Service List on this 29th day of March, 2006.

      I HEREBY CERTIFY that I am admitted to the Bar of the United States
District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this court set forth in
Local Rule 2090-1 (A).

              KLUGER, PERETZ, KAPLAN & BERLIN,P.L.
              Attorneys for Debtor-in-Possession
              Miami Center, Seventeenth Floor
              201 So. Biscayne Blvd.
              Miami, Florida 33131
              Telephone: (305) 379-9000
              Facsimile: (305) 379-3428

Steven H. Friedman, Judge
United States Bankruptcy Court

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
WEST PALM BEACH DIVISION

IN RE                                                 CASE NOS. 04-35435-SHF
eCom eCom.com, Inc.
Debtor.                                               Chapter 11 Proceedings
________________________

ORDER GRANTING DEBTOR-IN-POSSESSION'S EX-PARTE MOTION FOR
RECONSIDERATION OF ORDER DISAPPROVING EMPLOYMENT OF DEBTOR'S
AUDITORS NUNC PRO TUNC TO NOVEMBER 29, 2004 AND FOR ENTRY OF AN
ORDER APPROVING RETENTION OF AUDITORS

THIS CAUSE came before the Court upon the Debtor's Ex-Parte Motion for
Reconsideration of Order Disapproving Employment of Debtor's Auditors Nunc
Pro Tunc to November 29, 2004 and for Entry of Order Approving Retention of
Auditors (the "Motion"), and the Court, having reviewed the file, having determined that good and sufficient cause exist in support of the relief requested, and being otherwise fully advised in the premises, it is

ORDERED as follows:

1. The Motion is GRANTED.

2. The "Order Disapproving Employment of Debtor's Auditors Nunc Pro Tunc to
November 29,2004" entered by the Court on February 23,2006 is hereby vacated.

3. The "Order Approving Employment of Debtor's Auditors Nunc Pro Tunc to
November 29,2004," which was originally presented by the Debtor, shall be entered by the Court.

                                                 ###
SUBMITTED BY:
Michael D. Seese
Fla. Bar No. 997323
Kluger Peretz Kaplan & Berlin, P.L.
201 South Biscayne Boulevard
Miami, Florida 33131
Telephone: (305) 379-9000
Facsimile: (305) 379-3428
mseese@kpkb.com

Copy to: Michael S. Seese [ Attorney Seese is directed to serve a copy of this Order upon all interested parties]

KLUGER, PERETZ, KAPLAN & BERLIN, P.L.

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